Exhibit 99.1

Investor Contact:	Alfred Lumsdaine Executive Vice President and Chief Financial Officer (615) 221-4936

QUORUM HEALTH CORPORATION ANNOUNCES
SECOND QUARTER 2018 FINANCIAL AND OPERATING RESULTS

BRENTWOOD, Tenn. (August 8, 2018) – Quorum Health Corporation (NYSE: QHC) (the “Company”) today announced its financial and operating results for the three and six months ended June 30, 2018.

Second Quarter 2018 Financial and Operating Results

The Company’s financial and operating results for the three months ended June 30, 2018 reflect the following:

•

Net operating revenues decreased $57.5 million to $472.6 million, compared to $530.1 million for the same period in 2017. The $57.5 million decline in the net operating revenues for the quarter was primarily attributable to a $73.1 million decrease from the hospitals sold or closed subsequent to the prior period, partially offset by a $7.9 million increase related to revenues from the California Hospital Quality Assurance Fee (“HQAF”) program, of which there were no comparable revenues in the same 2017 period. Excluding the divested hospitals of $73.1 million and the California HQAF revenues of $7.9 million, net operating revenues increased $7.7 million in the three months ended June 30, 2018 compared to the same period in 2017, primarily due to an improved payor mix and an increase in rate and acuity.

•

Net income (loss) was $(25.9) million compared to $(30.6) million for the same period in 2017. The net loss for the three months ended June 30, 2018 was impacted by $3.3 million of costs related to the closure of one hospital and $4.1 million in severance related to headcount reductions.

•	Net loss attributable to Quorum Health Corporation was $(26.6) million, or $(0.92) per share, compared to $(30.6) million, or $(1.09) per share, for the same period in 2017.
•

On a same-facility basis, as defined in footnote (k), admissions decreased 3.0%, adjusted admissions decreased 1.8% and net operating revenues per adjusted admission increased 5.3% compared to the same period in 2017.

•	Adjusted EBITDA was $36.3 million compared to $34.4 million for the same period in 2017.
•

Adjusted EBITDA, Adjusted for Divestitures, which is further adjusted to exclude the effect of EBITDA of hospitals either sold or closed as of June 30, 2018, was $39.6 million compared to $43.4 million for the same period in 2017.

The Company’s financial and operating results for the six months ended June 30, 2018 reflect the following:

•

Net operating revenues decreased $98.3 million to $959.5 million, compared to $1,057.8 million for the same period in 2017. The $98.3 million decline in the net operating revenues for the six months was primarily attributable to a $133.7 million decrease from the divested hospitals, partially offset by a $15.8 million increase related to revenues from the HQAF program as discussed above. Excluding the divested hospitals of $133.7 million and the California HQAF revenues of $15.8 million, net operating revenues increased $19.6 million in the six months ended June 30, 2018 compared to the same period in 2017, primarily due to favorable payor mix and an increase in rate and acuity.

•

Net income (loss) was $(124.4) million compared to $(57.8) million for the same period in 2017. The net loss for the six months ended June 30, 2018 was impacted by $39.8 million of impairment of long-lived assets, $17.1 million of costs related to the closure of one hospital, $8.1 million of net losses on the sale of two hospitals and $6.0 million in severance related to headcount reductions.

•	Net loss attributable to Quorum Health Corporation was $(125.6) million, or $(4.37) per share, compared to $(58.2) million, or $(2.08) per share, for the same period in 2017.
•	On a same-facility basis, admissions decreased 1.3%, adjusted admissions decreased 0.4% and net operating revenues per adjusted admission increased 4.3% compared to the same period in 2017.
•	Adjusted EBITDA was $54.7 million compared to $60.6 million for the same period in 2017.
•

Adjusted EBITDA, Adjusted for Divestitures, which is further adjusted to exclude the effect of EBITDA of hospitals either sold or closed as of June 30, 2018, was $66.4 million compared to $74.3 million for the same period in 2017.

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QHC Announces Second Quarter 2018 Results

August 8, 2018

Divestiture Program

The Company also provided an update on its divestiture program. To date, the Company has received $84.8 million in total net proceeds from divestitures, which includes $8.0 million of proceeds held in escrow, and used $74.9 million to pay down the Company’s term loan under its Senior Credit Facility. The Company remains focused on completing divestitures with additional proceeds of $165 million to $215 million by the end of 2019. As of August 8, 2018, the Company has signed a definitive agreement to divest one facility and has signed letters of intent (“LOIs”) to divest six facilities. Although the definitive agreement is subject to customary approvals and closing conditions and the LOIs are not definitive, and no assurance can be provided as to the likelihood or timing of these turning into completed transactions, the signed definitive agreement and signed LOIs represent potential net proceeds to the Company of approximately $115 million.

Financial Outlook

The Company’s guidance for Adjusted EBITDA, Adjusted for Divestitures for the year ending December 31, 2018 remains unchanged from the Company’s first quarter release at a range of $145 million to $165 million. The Company has updated its financial outlook by reducing its guidance for net operating revenues for the year ending December 31, 2018 from a range of $1.925 billion to $1.975 billion to a range of $1.875 billion to $1.925 billion. This reduction is primarily a result of the Company’s continued efforts to execute on its divestiture strategy as well as efforts to improve its operating margins by discontinuing underperforming service lines, managed Medicaid contracts and provider relationships.

These projections are based on the Company’s historical operating performance, current economic, demographic and regulatory trends and other assumptions that the Company believes are reasonable at this time. The 2018 guidance should be considered in conjunction with the assumptions included herein and in the Company’s first quarter press release. The Company will update its guidance for any divestitures that are completed during the remainder of 2018. See “Forward-Looking Statements” below for a list of factors that could affect the future results of the Company or the healthcare industry generally.

A reconciliation of the Company’s projected 2018 Adjusted EBITDA, Adjusted for Divestitures, a forward-looking non-GAAP financial measure, to net income (loss), the most directly comparable U.S. GAAP financial measure, is omitted from this press release because the Company is unable to provide such reconciliation without unreasonable effort. This inability results from the inherent difficulty in forecasting generally and in quantifying certain projected amounts that are necessary for such reconciliation. In particular, sufficient information is not available to calculate certain items required for such reconciliation without unreasonable effort, including interest expense, provision for (benefit from) income taxes and other adjustments that would be necessary to prepare a forward-looking statement of net income (loss) in accordance with U.S. GAAP. For the same reasons, the Company is unable to address the probable significance of the unavailable information.

About Quorum Health Corporation

The principal business of Quorum Health Corporation is to provide hospital and outpatient healthcare services in its markets across the United States. As of June 30, 2018, the Company owned or leased 28 hospitals in rural and mid-sized markets located across 14 states and licensed for 2,649 beds. Through Quorum Health Resources LLC, a wholly-owned subsidiary, the Company provides hospital management advisory and healthcare consulting services to non-affiliated hospitals across the country. Over 95% of the Company’s net operating revenues are attributable to its hospital operations business.

The Company’s headquarters are located in Brentwood, Tennessee, a suburb south of Nashville. Shares in Quorum Health Corporation are traded on the NYSE under the symbol “QHC.” More information about the Company can be found on its website at www.quorumhealth.com.

Quorum Health Corporation will hold a conference call on Thursday, August 9, 2018, at 10:00 a.m. Central time, 11:00 a.m. Eastern, to review operating and financial results for the three and six months ended June 30, 2018. Investors will have the opportunity to listen to a live internet broadcast of the conference call by clicking on the Investor Relations link of the Company’s website at www.quorumhealth.com. To listen to the live call, please go to the website at least 15 minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call and will continue to be available for approximately 30 days. Copies of this press release and the Company’s Current Report on Form 8-K (including this press release) are available on the Company’s website at www.quorumhealth.com.

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QHC Announces Second Quarter 2018 Results

August 8, 2018

QUORUM HEALTH CORPORATION

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)

(In Thousands, Except Earnings per Share and Shares)

	Three Months Ended June 30,
	2018		2017
		% of		% of
	$ Amount	Revenues	$ Amount	Revenues

Operating revenues (a)			$585,215
Provision for bad debts (b)			55,069
Net operating revenues	$472,632	100.0%	530,146	100.0%
Operating costs and expenses:
Salaries and benefits	232,631	49.2%	265,309	50.0%
Supplies	52,897	11.2%	64,112	12.1%
Other operating expenses (a)	144,456	30.6%	157,613	29.8%
Depreciation and amortization	17,142	3.6%	20,586	3.9%
Rent	11,358	2.4%	12,152	2.3%
Electronic health records incentives earned	(445)	(0.1)%	(1,777)	(0.3)%
Legal, professional and settlement costs	5,417	1.1%	3,934	0.7%
Impairment of long-lived assets and goodwill	—	—%	12,900	2.4%
Loss (gain) on sale of hospitals, net	307	0.1%	(4,321)	(0.8)%
Loss on closure of hospitals, net	3,338	0.7%	—	—%
Transaction costs related to the Spin-off	—	—%	—	—%
Total operating costs and expenses	467,101	98.8%	530,508	100.1%
Income (loss) from operations	5,531	1.2%	(362)	(0.1)%
Interest expense, net	31,926	6.8%	30,458	5.7%
Income (loss) before income taxes	(26,395)	(5.6)%	(30,820)	(5.8)%
Provision for (benefit from) income taxes	(454)	(0.1)%	(245)	—%
Net income (loss) (c)	(25,941)	(5.5)%	(30,575)	(5.8)%
Less: Net income (loss) attributable to noncontrolling interests	665	0.1%	55	—%
Net income (loss) attributable to Quorum Health Corporation	$(26,606)	(5.6)%	$(30,630)	(5.8)%

Earnings (loss) per share attributable to Quorum Health Corporation stockholders:
Basic and diluted (d)	$(0.92)		$(1.09)
Weighted-average shares outstanding:
Basic and diluted	28,995,564		28,145,215

For footnotes, see pages 8-10.

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QHC Announces Second Quarter 2018 Results

August 8, 2018

QUORUM HEALTH CORPORATION

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)

(In Thousands, Except Earnings per Share and Shares)

	Six Months Ended June 30,
	2018		2017
		% of		% of
	$ Amount	Revenues	$ Amount	Revenues

Operating revenues (a)			$1,173,160
Provision for bad debts (b)			115,374
Net operating revenues	$959,452	100.0%	1,057,786	100.0%
Operating costs and expenses:
Salaries and benefits	479,631	50.0%	529,911	50.1%
Supplies	111,783	11.7%	127,934	12.1%
Other operating expenses (a)	297,194	31.0%	321,037	30.4%
Depreciation and amortization	35,403	3.7%	42,706	4.0%
Rent	23,890	2.5%	24,254	2.3%
Electronic health records incentives earned	(586)	(0.1)%	(4,229)	(0.4)%
Legal, professional and settlement costs	8,830	0.9%	4,469	0.4%
Impairment of long-lived assets and goodwill	39,760	4.1%	16,200	1.5%
Loss (gain) on sale of hospitals, net	8,122	0.8%	(5,191)	(0.5)%
Loss on closure of hospitals, net	17,084	1.8%	—	—%
Transaction costs related to the Spin-off	—	—%	31	—%
Total operating costs and expenses	1,021,111	106.4%	1,057,122	99.9%
Income (loss) from operations	(61,659)	(6.4)%	664	0.1%
Interest expense, net	62,857	6.6%	57,988	5.5%
Income (loss) before income taxes	(124,516)	(13.0)%	(57,324)	(5.4)%
Provision for (benefit from) income taxes	(88)	—%	456	0.1%
Net income (loss) (c)	(124,428)	(13.0)%	(57,780)	(5.5)%
Less: Net income (loss) attributable to noncontrolling interests	1,146	0.1%	411	—%
Net income (loss) attributable to Quorum Health Corporation	$(125,574)	(13.1)%	$(58,191)	(5.5)%

Earnings (loss) per share attributable to Quorum Health Corporation stockholders:
Basic and diluted (d)	$(4.37)		$(2.08)
Weighted-average shares outstanding:
Basic and diluted	28,726,445		27,977,738

For footnotes, see pages 8-10.

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QHC Announces Second Quarter 2018 Results

August 8, 2018

QUORUM HEALTH CORPORATION

UNAUDITED CONSOLIDATED SELECTED OPERATING DATA

	Three Months Ended June 30,
	2018	2017	Variance	% Variance

Consolidated:
Number of licensed beds at end of period (e)	2,649	3,168	(519)	(16.4)%
Admissions (f)	18,200	22,270	(4,070)	(18.3)%
Adjusted admissions (g)	45,551	55,634	(10,083)	(18.1)%
Total surgeries (h)	19,114	26,954	(7,840)	(29.1)%
Emergency room visits (i)	135,389	167,575	(32,186)	(19.2)%
Medicare case mix index (j)	1.44	1.43	0.01	0.7%

Same-facility: (k)
Number of licensed beds at end of period (e)	2,649	2,675	(26)	(1.0)%
Admissions (f)	18,200	18,761	(561)	(3.0)%
Adjusted admissions (g)	45,551	46,408	(857)	(1.8)%
Total surgeries (h)	19,114	19,741	(627)	(3.2)%
Emergency room visits (i)	135,389	136,215	(826)	(0.6)%
Medicare case mix index (j)	1.44	1.40	0.04	2.9%

	Six Months Ended June 30,
	2018	2017	Variance	% Variance

Consolidated:
Number of licensed beds at end of period (e)	2,649	3,168	(519)	(16.4)%
Admissions (f)	38,749	45,926	(7,177)	(15.6)%
Adjusted admissions (g)	94,779	112,501	(17,722)	(15.8)%
Total surgeries (h)	39,701	52,902	(13,201)	(25.0)%
Emergency room visits (i)	289,186	340,514	(51,328)	(15.1)%
Medicare case mix index (j)	1.44	1.41	0.03	2.1%

Same-facility: (k)
Number of licensed beds at end of period (e)	2,649	2,675	(26)	(1.0)%
Admissions (f)	37,634	38,120	(486)	(1.3)%
Adjusted admissions (g)	91,902	92,272	(370)	(0.4)%
Total surgeries (h)	37,770	38,372	(602)	(1.6)%
Emergency room visits (i)	276,271	273,912	2,359	0.9%
Medicare case mix index (j)	1.43	1.40	0.03	2.1%

For footnotes, see pages 8-10.

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QHC Announces Second Quarter 2018 Results

August 8, 2018

QUORUM HEALTH CORPORATION

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands, Except Par Value per Share and Shares)

	June 30,	December 31,
	2018	2017
ASSETS
Current assets:
Cash and cash equivalents	$2,822	$5,617
Patient accounts receivable, net of allowance for doubtful accounts of $352,509 at December 31, 2017	327,480	343,145
Inventories	46,780	53,459
Prepaid expenses	25,364	21,167
Due from third-party payors	69,189	97,202
Current assets of hospitals held for sale	—	8,112
Other current assets	45,442	47,440
Total current assets	517,077	576,142
Property and equipment, at cost	1,335,404	1,405,184
Less: Accumulated depreciation and amortization	(730,623)	(729,905)
Total property and equipment, net	604,781	675,279
Goodwill	401,456	409,229
Intangible assets, net	53,445	64,850
Long-term assets of hospitals held for sale	—	7,734
Other long-term assets	87,824	95,607
Total assets	$1,664,583	$1,828,841
LIABILITIES AND EQUITY
Current liabilities:
Current maturities of long-term debt	$1,733	$1,855
Accounts payable	154,575	171,250
Accrued liabilities:
Accrued salaries and benefits	82,125	77,803
Accrued interest	10,221	10,466
Due to third-party payors	40,670	47,705
Current liabilities of hospitals held for sale	—	2,577
Other current liabilities	45,912	43,687
Total current liabilities	335,236	355,343
Long-term debt	1,197,679	1,212,035
Deferred income tax liabilities, net	7,799	7,774
Other long-term liabilities	130,163	137,954
Total liabilities	1,670,877	1,713,106
Redeemable noncontrolling interests	2,301	2,325
Equity:
Quorum Health Corporation stockholders' equity (deficit):
Preferred stock, $0.0001 par value per share, 100,000,000 shares authorized, none issued	—	—
Common stock, $0.0001 par value per share, 300,000,000 shares authorized; 30,898,710 shares issued and outstanding at June 30, 2018, and 30,294,895 shares issued and outstanding at December 31, 2017	3	3
Additional paid-in capital	552,511	549,610
Accumulated other comprehensive income (loss)	(2,031)	(1,956)
Accumulated deficit	(573,790)	(448,216)
Total Quorum Health Corporation stockholders' equity (deficit)	(23,307)	99,441
Nonredeemable noncontrolling interests	14,712	13,969
Total equity (deficit)	(8,595)	113,410
Total liabilities and equity	$1,664,583	$1,828,841

For footnotes, see pages 8-10.

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QHC Announces Second Quarter 2018 Results

August 8, 2018

QUORUM HEALTH CORPORATION

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017

Cash flows from operating activities:
Net income (loss)	$(25,941)	$(30,575)	$(124,428)	$(57,780)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	17,142	20,586	35,403	42,706
Non-cash interest expense, net	2,723	700	4,534	1,430
Provision for (benefit from) deferred income taxes	(511)	(346)	25	255
Stock-based compensation expense	2,756	2,531	5,220	5,328
Impairment of long-lived assets and goodwill	—	12,900	39,760	16,200
Loss (gain) on sale of hospitals, net	307	(4,321)	8,122	(5,191)
Non-cash portion of loss on hospital closures	1,089	—	6,394	—
Changes in reserves for self-insurance claims, net of payments	4,355	7,042	10,380	11,254
Changes in reserves for legal, professional and settlement costs, net of payments	—	—	—	(3,651)
Other non-cash expense (income), net	56	47	7	5
Changes in operating assets and liabilities, net of acquisitions and divestitures:
Patient accounts receivable, net	19,645	(13,186)	21,074	(30,349)
Due from and due to third-party payors, net	19,761	4,366	20,978	15,407
Inventories, prepaid expenses and other current assets	(1,519)	8,942	(229)	(7,732)
Accounts payable and accrued liabilities	(19,301)	(36,773)	(9,714)	1,292
Long-term assets and liabilities, net	(3,368)	606	(2,925)	1,871
Net cash provided by (used in) operating activities	17,194	(27,481)	14,601	(8,955)

Cash flows from investing activities:
Capital expenditures for property and equipment	(10,791)	(15,925)	(25,319)	(39,142)
Capital expenditures for software	(531)	(1,663)	(1,044)	(3,169)
Acquisitions, net of cash acquired	(26)	(1,887)	(58)	(1,887)
Proceeds from the sale of hospitals	507	15,874	39,170	20,156
Other investing activities, net	52	—	249	—
Net cash provided by (used in) investing activities	(10,789)	(3,601)	12,998	(24,042)

Cash flows from financing activities:
Borrowings under revolving credit facilities	115,000	130,000	247,000	302,000
Repayments under revolving credit facilities	(119,000)	(158,000)	(233,000)	(252,000)
Borrowings of long-term debt	55	72	67	72
Repayments of long-term debt	(30,820)	(4,738)	(31,447)	(11,847)
Payments of debt issuance costs	—	(2,891)	(2,268)	(2,938)
Cancellation of restricted stock awards for payroll tax withholdings on vested shares	(1,309)	(461)	(1,943)	(1,489)
Cash distributions to noncontrolling investors	—	(37)	(803)	(3,851)
Net cash provided by (used in) financing activities	(36,074)	(36,055)	(22,394)	29,947

Net change in cash, cash equivalents and restricted cash	(29,669)	(67,137)	5,205	(3,050)
Cash, cash equivalents and restricted cash at beginning of period	40,491	89,542	5,617	25,455
Cash, cash equivalents and restricted cash at end of period	$10,822	$22,405	$10,822	$22,405

For footnotes, see pages 8-10.

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QHC Announces Second Quarter 2018 Results

August 8, 2018

FOOTNOTES TO UNAUDITED FINANCIAL STATEMENTS AND SELECTED OPERATING DATA

(a)

The California Department of Health Care Services administers the HQAF program, imposing a fee on certain general and acute care California hospitals. Revenues generated from these fees provide funding for the non-federal supplemental payments to California hospitals that serve California’s Medicaid (“Medi-Cal”) and uninsured patients. Under Phase V of the program, the Company recognized $7.9 million of net operating revenues less $2.1 million of provider taxes for the three months ended June 30, 2018 with no corresponding amounts in the three months ended June 30, 2017. For the six months ended June 30, 2018, the Company recognized $15.8 million of net operating revenues less $4.2 million of provider taxes with no corresponding amounts in the six months ended June 30, 2017. The revenues and fees paid for the full year 2017 were recognized in the fourth quarter of 2017 when CMS approved the program.

(b)

On January 1, 2018, the Company adopted ASC Topic 606 “Revenue from Contracts with Customers” using the modified retrospective method as of January 1, 2018. Results for reporting periods beginning after January 1, 2018 are presented under Topic 606, while prior period amounts are not adjusted and continue to be reported in accordance with the Company’s historic accounting under Topic 605. Prior to the adoption of ASC Topic 606, a significant portion of the Company’s allowance for doubtful accounts related to self-pay patients, as well as co-pays and deductibles owed to the Company by patients with insurance. Under ASC 606, the estimated allowance for these patients are generally considered a direct reduction to net operating revenues rather than as a provision for bad debts.

(c)

EBITDA is a non-GAAP financial measure that consists of net income (loss) before interest, income taxes, depreciation and amortization. Adjusted EBITDA, also a non-GAAP financial measure, is EBITDA adjusted to add back the effect of certain legal, professional and settlement costs, impairment of long-lived assets and goodwill, net loss (gain) on sale of hospitals, net loss on closure of hospitals, transition of transition services agreements (“TSAs”), transition costs related to the Spin-off, and post-spin headcount reductions and executive severance. The Company uses Adjusted EBITDA as a measure of financial performance. Adjusted EBITDA is a key measure used by the Company’s management to assess the operating performance of its hospital operations business and to make decisions on the allocation of resources. Additionally, management utilizes Adjusted EBITDA in assessing the Company’s results of operations and in comparing the Company’s results of operations between periods. Adjusted EBITDA, Adjusted for Divestitures, also a non-GAAP financial measure, is further adjusted to exclude the effect of EBITDA of hospitals either sold or closed as of June 30, 2018. The Company has presented Adjusted EBITDA and Adjusted EBITDA, Adjusted for Divestitures in this press release because it believes these measures provide investors and other users of the Company’s financial statements with additional information about how the Company’s management assesses its results of operations.

Adjusted EBITDA and Adjusted EBITDA, Adjusted for Divestitures are not measurements of financial performance under U.S. GAAP. These calculations should not be considered in isolation or as a substitute for net income, operating income or any other measure calculated in accordance with U.S. GAAP. The items excluded from Adjusted EBITDA and Adjusted EBITDA, Adjusted for Divestitures are significant components in understanding and evaluating the Company’s financial performance. The Company believes such adjustments are appropriate, as the magnitude and frequency of such items can vary significantly and are not related to the assessment of the Company’s normal operating performance. Additionally, the Company’s calculation of Adjusted EBITDA and Adjusted EBITDA, Adjusted for Divestitures may not be comparable to similarly titled measures reported by other companies.

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QHC Announces Second Quarter 2018 Results

August 8, 2018

FOOTNOTES TO UNAUDITED FINANCIAL STATEMENTS AND SELECTED OPERATING DATA

(Continued)

The following table reconciles Adjusted EBITDA and Adjusted EBITDA, Adjusted for Divestitures, each as defined above, to net income (loss), the most directly comparable U.S. GAAP financial measure, as derived directly from the Company’s consolidated statements of income for the respective periods (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017

Net income (loss)	$(25,941)	$(30,575)	$(124,428)	$(57,780)
Interest expense, net	31,926	30,458	62,857	57,988
Provision for (benefit from) income taxes	(454)	(245)	(88)	456
Depreciation and amortization	17,142	20,586	35,403	42,706
EBITDA	22,673	20,224	(26,256)	43,370
Legal, professional and settlement costs	5,417	3,934	8,830	4,469
Impairment of long-lived assets and goodwill	—	12,900	39,760	16,200
Loss (gain) on sale of hospitals, net	307	(4,321)	8,122	(5,191)
Loss on closure of hospitals, net	3,338	—	17,084	—
Transition of transition services agreements	520	—	1,237	—
Transaction costs related to the Spin-off	—	—	—	31
Post-spin headcount reductions and executive severance	4,068	1,693	5,966	1,693
Adjusted EBITDA	36,323	34,430	54,743	60,572
Negative EBITDA of divested hospitals	3,324	8,998	11,701	13,767
Adjusted EBITDA, Adjusted for Divestitures	$39,647	$43,428	$66,444	$74,339
(d)	The following table reconciles net income (loss) attributable to Quorum Health Corporation, as reported and on a per share basis, with the adjustments described herein:

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
	(per share - basic and diluted)		(per share - basic and diluted)

Earnings (loss) per share attributable to Quorum Health Corporation stockholders, as reported	$(0.92)	$(1.09)	$(4.37)	$(2.08)
Adjustments:
Legal, professional and settlement costs	0.18	0.14	0.31	0.16
Impairment of long-lived assets and goodwill	—	0.45	1.38	0.58
Loss (gain) on sale of hospitals, net	0.01	(0.15)	0.28	(0.19)
Loss on closure of hospitals, net	0.11	—	0.59	—
Transition of transition services agreements	0.02	—	0.04	—
Transaction costs related to the Spin-off	—	—	—	—
Post-spin headcount reductions and executive severance	0.14	—	0.21	—
Net operating losses of divested hospitals	0.11	0.32	0.41	0.67
Earnings (loss) per share attributable to Quorum Health Corporation stockholders, excluding adjustments	$(0.35)	$(0.33)	$(1.15)	$(0.86)

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QHC Announces Second Quarter 2018 Results

August 8, 2018

FOOTNOTES TO UNAUDITED FINANCIAL STATEMENTS AND SELECTED OPERATING DATA

(Continued)

(e)	Licensed beds are the number of beds for which the appropriate state agency licenses a hospital, regardless of whether the beds are actually available for patient use.
(f)	Admissions represent the number of patients admitted for inpatient services.
(g)	Adjusted admissions are computed by multiplying admissions by gross patient revenues and then dividing that number by gross inpatient revenues.
(h)	Total surgeries represent the number of inpatient and outpatient surgeries.
(i)	Emergency room visits represent the number of patients registered and treated in the Company’s emergency rooms.
(j)

Medicare case mix index is a relative value assigned to a diagnosis-related group of patients that is used in determining the allocation of resources necessary to treat the patients in that group. Medicare case mix index is calculated as the average case mix index for all Medicare admissions during the period.

(k)

Same-facility financial and operating data excludes hospitals that were sold prior to and as of the end of the current reporting period. Same-facility operating results have been adjusted to exclude the operating results of Sandhills Regional Medical Center, Barrow Regional Medical Center, Cherokee Medical Center, Trinity Hospital of Augusta, Lock Haven Hospital, Sunbury Community Hospital, L.V. Stabler Memorial Hospital, Affinity Medical Center, Vista Medical Center West and Clearview Regional Medical Center which were sold or closed on December 1, 2016, December 31, 2016, March 31, 2017, June 30, 2017, September 30, 2017, September 30, 2017, October 31, 2017, February 11, 2018, March 1, 2018 and March 31, 2018, respectively.

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QHC Announces Second Quarter 2018 Results

August 8, 2018

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995 that involve risk and uncertainties. All statements in this press release other than statements of historical fact, including statements regarding projections, expected operating results, and other events that depend upon or refer to future events or conditions or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “thinks,” and similar expressions, are forward-looking statements. Although the Company believes that these forward-looking statements are based on reasonable assumptions, these assumptions are inherently subject to significant economic and competitive uncertainties and contingencies, which are difficult or impossible to predict accurately and may be beyond the control of the Company. Accordingly, the Company cannot give any assurance that its expectations will in fact occur and cautions that actual results may differ materially from those in the forward-looking statements. A number of factors could affect the future results of the Company or the healthcare industry generally and could cause the Company’s expected results to differ materially from those expressed in this press release.

These factors include, but are not limited to, the following:

•	general economic and business conditions, both nationally and in the regions in which the Company operates;
•

risks associated with the Company’s substantial indebtedness, leverage and debt service obligations, including its ability to comply with its debt covenants, including its senior credit facility, as amended;

•

the Company’s ability to successfully make acquisitions or complete divestitures and the timing thereof, its ability to complete any such acquisitions or divestitures on desired terms or at all, and its ability to realize the intended benefits from any such acquisitions or divestitures;

•

changes in reimbursement methodologies and rates paid by federal or state healthcare programs, including Medicare and Medicaid, or commercial payors, and the timeliness of reimbursement payments, including delays in certain states in which the Company operates;

•	the extent to which regulatory and economic changes occur in Illinois, where a material portion of the Company’s revenues are concentrated;
•	demographic changes;
•

the impact of changes made to the Affordable Care Act, the potential for repeal or additional changes to the Affordable Care Act, its implementation or its interpretation, as well as changes in other federal, state or local laws or regulations affecting the healthcare industry;

•

increases in the amount and risk of collectability of patient accounts receivable, including lower collectability levels which may result from, among other things, self-pay growth and difficulties in collecting payments for which patients are responsible, including co-pays and deductibles;

•	competition;
•	changes in medical or other technology;
•	any potential impairments in the carrying values of long-lived assets and goodwill or the shortening of the useful lives of long-lived assets;
•

the costs associated with terminating the transition services agreements with Community Health Systems, Inc., including the related arbitration proceeding, as well as the additional costs and risks associated with any operational problems, delays in collections from payors, and errors and control issues during the termination and transition process, and the Company’s ability to realize the intended benefits from terminating the transition services agreements;

•

the impact of certain outsourcing functions, and the ability of CHS, as provider of the Company’s billing and collection services pursuant to the transition services agreements, to timely and appropriately bill and collect;

•	the Company’s ability to manage effectively its arrangements with third-party vendors for key non-clinical business functions and services;
•	the Company’s ability to achieve operating and financial targets and to control the costs of providing services if patient volumes are lower than expected;
•	the Company’s ability to achieve and realize the operational and financial benefits expected from its margin improvement program;
•	the effects related to outbreaks of infectious diseases;

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QHC Announces Second Quarter 2018 Results

August 8, 2018

•	the Company’s ability to attract and retain, at reasonable employment costs, qualified personnel, key management, physicians, nurses and other healthcare workers;
•	the impact of seasonal or severe weather conditions or earthquakes;
•

increases in wages as a result of inflation or competition for highly technical positions and rising medical supply and drug costs due to market pressure from pharmaceutical companies and new product releases;

•

the Company’s ongoing ability to demonstrate meaningful use of certified EHR technology, including meeting interoperability objectives, and avoid related penalties and recognize income for the related Medicare or Medicaid incentive payments, to the extent such payments have not expired;

•

the efforts of healthcare insurers, providers, large employer groups and others to contain healthcare costs, including the trend toward treatment of patients in less acute or specialty healthcare settings and the increased emphasis on value-based purchasing;

•	the failure to comply with governmental regulations;
•

the Company’s ability, where appropriate, to enter into, maintain and comply with provider arrangements with payors and the terms of these arrangements, which may be impacted by the increasing consolidation of health insurers and managed care companies and vertical integration efforts involving payors and healthcare providers;

•

the potential adverse impact of known and unknown government investigations, internal investigations, audits, and federal and state false claims act litigation and other legal proceedings, including the shareholder and creditor litigations against the Company and certain of its officers and threats of litigation, as well as the significant costs and attention from management required to address such matters;

•	liabilities and other claims asserted against the Company, including self-insured malpractice claims;
•

the impact of cyber-attacks or security breaches, including, but not limited to, the compromise of the Company’s facilities and confidential patient data, potential harm to patients, remediation and other expenses, potential liability under HIPAA and consumer protection laws, federal and state governmental inquiries, and damage to the Company’s reputation;

•	the Company’s ability to utilize its income tax loss carryforwards and risks associated with the Tax Cuts and Jobs Act of 2017;
•	the Company’s ability to maintain certain accreditations at its existing facilities and any future facilities it may acquire;
•	the success and long-term viability of healthcare insurance exchanges and potential changes to the beneficiary enrollment process;
•

the extent to which states support or implement changes to Medicaid programs, utilize healthcare insurance exchanges or alter the provision of healthcare to state residents through regulation or otherwise;

•	the timing and amount of cash flows related to the California HQAF Program, as well as the potential for retroactive adjustments for prior year payments;
•	the effects related to the continued implementation of the sequestration spending reductions and the potential for future deficit reduction legislation;
•	changes in U.S. generally accepted accounting principles, including the impacts of adopting newly issued accounting standards;
•	the availability and terms of capital to fund acquisitions, replacement facilities or other capital expenditures;
•	the Company’s ability to obtain adequate levels of professional and general liability and workers’ compensation liability insurance; and
•	the other risk factors set forth in the Company’s other public filings with the Securities and Exchange Commission.

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QHC Announces Second Quarter 2018 Results

August 8, 2018

Although the Company believes that these forward-looking statements are based on reasonable assumptions, these assumptions are inherently subject to significant regulatory, economic and competitive uncertainties and contingencies, which are difficult or impossible to predict accurately and may be beyond its control. Accordingly, the Company cannot give any assurance that its expectations will in fact occur and cautions that actual results may differ materially from those in the forward-looking statements. Given these uncertainties, prospective investors are cautioned not to place undue reliance on these forward-looking statements. These forward-looking statements are made as of the date of this filing. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

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